Exhibit 99.1 Press Release
FOR:	Global Traffic Network, Inc.

CONTACTS:	At KCSA Strategic Communications	At Global Traffic Network, Inc.
	Phil Carlson /Marybeth Csaby	Scott Cody, Chief Financial Officer,
	212-896-1233/1236	Chief Operating Officer & Treasurer
	pcarlson@kcsa.com/mcsaby@kcsa.com	212-896-1255
scott.cody@globaltrafficnet.com
Global Traffic Network, Inc. Reports Fiscal First Quarter 2011 Operating Results
Achieves Record Earnings and Adjusted Operating Income
Quarterly Revenue Up 24% while Adjusted Operating Income Increases $3.2 million
New York, NY, November 11, 2010 — Global Traffic Network, Inc. (Nasdaq: GNET), a leading provider of custom traffic and news reports to radio and television stations outside the United States, today announced its results for the fiscal first quarter ended September 30, 2010.
The Company’s revenue for the quarter ended September 30, 2010 was $25.3 million, an increase of 24% from $20.4 million reported in the first quarter of fiscal 2010. Revenue from the Company’s Australian, Canadian and United Kingdom operations were up 26%, 123% and 3%, respectively, from the fiscal first quarter of 2010. While both Canada and Australia were aided by favorable currency exchange rate fluctuations due to a weaker U.S. dollar compared with the local currencies in the year ago quarter, results were also very strong in the respective local currencies, as quarterly Australian revenue increased 17% and Canadian revenue increased 106% compared to the prior year quarter. United Kingdom revenue was hurt by a stronger U.S. dollar in relation to the British pound compared to the year ago period, as the Company’s United Kingdom operations revenue increased 9% when measured in local currency.
Adjusted Operating Income was $3.8 million for the fiscal first quarter ended September 30, 2010 compared to $0.6 million for the quarter ended September 30, 2009. This represents a six fold increase in quarterly Adjusted Operating Income. The Company defines Adjusted Operating Income (Loss) as net operating income (loss) plus depreciation and amortization expense.
Net income for the first quarter of fiscal 2011 was $1.3 million compared to a net loss of $1.0 million for the same quarter a year ago. In addition to the continued profitability of the Australian operations, the Company’s United Kingdom operations were profitable for the first time. Included in the United Kingdom results were $0.6 million of amortization expense related to the intangibles of the Company’s acquisition of Unique Broadcasting in March 2009.
Commenting on the results, William L. Yde III, Chairman, Chief Executive Officer and President of Global Traffic Network, said, “We have had a fast start to fiscal 2011 as we have accelerated the momentum that began in the previous fiscal year. Australia, Canada and United Kingdom sales were significantly higher than the year ago quarter in the local currencies with Australian revenue increasing 17%, Canadian revenue increasing 106% and United Kingdom revenue increasing 9%. Revenue to date for fiscal second quarter remains strong as well. In addition, currency exchange rates continued to have a positive impact on our consolidated results and based on the exchange rates to date appear poised to be an even greater benefit in the second quarter of fiscal 2011.”

Mr. Yde continued, “Our strong revenue growth resulted in record Adjusted Operating Income for the quarter. Adjusted Operating Income increased from $0.6 million for the quarter ended September 30, 2009 to $3.8 million for the quarter ended September 30, 2010. Only 7% of our Adjusted Operating Income was due to favorable currency fluctuations while the remaining increase pertained to increased performance in our local markets. For the current quarter our company wide revenue to date is pacing well ahead of the previous year fiscal second quarter and we anticipate a significant increase in Adjusted Operating Income for this quarter as well. Our Canadian operations currently have over $4 million in bookings and we expect positive Adjusted Operating Income in Canada for the quarter.”
Mr. Yde concluded, “We anticipate strong growth for this quarter and the rest of the fiscal year. We believe the investments we made in our company during the economic downturn made us even stronger and we feel this commitment will ensure the long term success of our Company. We are able to take advantage of opportunities regardless of the economic climate because of our strong balance sheet that has no debt and almost $1.50 per share in cash. We continue to be well positioned in the advertising market place, with no significant direct competitors, an extremely effective product and a seasoned, experienced sales staff.”
Second Fiscal Quarter 2011 Outlook
To date, for the Company’s fiscal second quarter ending December 31, 2010, revenue reflected in the Company’s internal sales reports is higher compared to the fiscal second quarter ended December 31, 2009. The Company’s anticipates that its fixed operating, sales and general and administrative expenses will increase over fiscal first quarter 2011 as well as the comparable (second) quarter of fiscal 2010 when measured in local currencies. With the exception of sales commissions and certain U.K. operating expenses, the vast majority of the Company’s costs are fixed and not readily reduced in the short or intermediate term. The Company also anticipates its variable costs will be higher due to the anticipated increase in revenue. The U.S. dollar has been weaker to date during the fiscal second quarter of 2011 when compared to the Australia and Canadian dollar in the prior year fiscal second quarter while stronger than the British pound for the same period. The impact of a weaker U.S. dollar, all other things being equal, is to increase the reported revenues and expenses when local currency financial statements are translated into financial statements reported in U.S. dollars compared to a neutral exchange rate. Conversely, a stronger U.S. dollar decreases the reported revenues and expenses. Should foreign exchange rates and revenues from the Company’s consolidated operations end fiscal second quarter 2011 consistent with the exchange rates to date and current sales pacings, the Company anticipates revenues, Adjusted Operating Income and net income will exceed the fiscal second quarter ended December 31, 2009.
Conference Call
Global Traffic Network, Inc. will host a conference call at 8:30 a.m. EST on Thursday, November 11, 2010, to discuss its fiscal first quarter 2011 results, as well as other relevant matters. To listen to the call, dial (877) 303-9131 (domestic), or (408) 337-0141 (international), and enter the pass code 21964067. The call will also be available live on the Internet at www.globaltrafficnetwork.com. A replay of the call will be available from 11:30 a.m. November 11, 2010 through November 18, 2010. To access the replay, please call (800) 642-1687 (domestic) or (706) 645-9291 (international) and enter the following code: 21964067.
About Global Traffic Network
Global Traffic Network, Inc. (Nasdaq: GNET) is a leading provider of custom traffic and news reports to radio and television stations outside the U.S. The Company operates the largest traffic and news network in Australia, operates traffic networks in eight Canadian markets and the largest national radio traffic network across the United Kingdom. In exchange for providing custom traffic and news reports, television and radio stations provide Global Traffic Network with commercial airtime inventory that the Company sells to advertisers. As a result, radio and television stations incur no out-of-pocket costs when contracting to use Global Traffic Network’s services. For more information, visit the Company’s website at www.globaltrafficnetwork.com.
This press release contains statements that constitute forward-looking statements. These statements reflect the Company’s current views with respect to future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those discussed under the heading “Risk Factors” and elsewhere in the Company’s annual report 10-K, which may cause the actual results, performance or achievements to be materially different from any future results, performances or achievements anticipated or implied by these forward-looking statements. These statements can be recognized by the use of words such as “anticipate,” “may,” “will,” “intend,” “ should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “ predict,” “potential,” “plan,” “is designed to,” “target” or the negative of these terms, and similar expressions. The Company does not undertake to revise or update any forward-looking statements to reflect future events or circumstances.

Currency Exchange Rates for Income Statement Information

	Three Months Ending	Three Months Ending
	September 30, 2010	September 30, 2009	Difference

Australia	0.9057	0.8340	+8.6%
Canada	0.9623	0.9115	+5.6%
United Kingdom	1.5510	1.6411	(5.5)%
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
Global Traffic Network, Inc. defines Adjusted Operating Income (Loss) as net operating income (loss) adjusted to exclude depreciation and amortization expense. The Company uses Adjusted Operating Income (Loss), among other things, to evaluate its operating performance. The Company believes the presentation of this measure is relevant and useful for investors because it helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, the Company believes this measure is among the measures used by investors, analysts and peers in the media industry for purposes of evaluation and comparing its operating performance to other companies.
Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”) and it should not be considered in isolation of, or as a substitute for, net operating income (loss) as an indicator of operating performance. Because Adjusted Operating Income (Loss) excludes certain financial information compared with net operating income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. In addition, Adjusted Operating Income (Loss) may not be comparable to measures of adjusted operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, operating cash flow or similarly titled measures employed by other companies. Adjusted Operating Income (Loss) is not necessarily a measure of the Company’s ability to fund its cash needs.
The following presents the reconciliation of net operating income (loss) to Adjusted Operating Income for the three month periods ended September 30, 2010 and 2009.

	Three Months
	Ended
	September 30,	September 30,
	2010	2009
	(Unaudited)	(Unaudited)
	(In thousands)	(In thousands)

Net operating income (loss)	$2,391	$(602)
Add back:
Depreciation and amortization expense	$1,427	$1,247

Adjusted Operating Income	$3,818	$645

Global Traffic Network, Inc.
Income Statement Detail
(Unaudited)
(In thousands)
Three Months Ended September 30,

	2010	2010	2010	2010	2010	2010
	Australia	Canada	UK	Mobile	Corporate	Total
Revenues	$15,329	$2,853	$7,121	$—	$—	$25,303
Operating expenses
Traffic	5,469	2,354	5,212	169	—	13,204
News	2,422	—	269	—	—	2,691
TV	237	—	—	—	—	237
Selling, G&A	2,722	758	697	22	—	4,199
Corporate overhead	415	—	—	—	414	829
Non-cash compensation	—	—	—	—	325	325
Depreciation/amortization	249	475	703	—	—	1,427

Net operating income (loss)	3,815	(734)	240	(191)	(739)	2,391

Interest expense	—	—	—	—	—	—
Other (income)	(250)	—	(1)	—	—	(251)
Other expense	—	2	—	—	1	3

Net income (loss) before taxes	4,065	(736)	241	(191)	(740)	2,639
Income tax expense	1,223	—	67	—	15	1,305
Net income (loss)	$2,842	$(736)	$174	$(191)	$(755)	$1,334

	2009	2009	2009	2009	2009	2009
	Australia	Canada	UK	Mobile	Corporate	Total
Revenues	$12,092	$1,311	$6,924	$30	$—	$20,357
Operating expenses
Traffic	4,579	2,255	5,441	95	—	12,370
News	1,936	—	442	—	—	2,378
TV	212	—	—	—	—	212
Selling, G&A	2,298	393	849	114	—	3,654
Corporate overhead	375	—	—	—	405	780
Non-cash compensation	—	—	—	—	318	318
Depreciation/amortization	239	242	738	28	—	1,247

Net operating income (loss)	2,453	(1,579)	(546)	(207)	(723)	(602)

Interest expense	6	—	—	—	—	6
Other (income)	(150)	(9)	(45)	—	(105)	(309)
Other expense	—	3	—	24	—	27

Net income (loss) before taxes	2,597	(1,573)	(501)	(231)	(618)	(326)
Income tax expense (benefit)	781	—	(73)	—	—	708
Net income (loss)	$1,816	$(1,573)	$(428)	$(231)	$(618)	$(1,034)

GLOBAL TRAFFIC NETWORK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands except share and per share amounts)

	Three Months Ended
	September 30
	2010	2009
	(Unaudited)	(Unaudited)

Revenues	$25,303	$20,357

Operating expenses (exclusive of depreciation and amortization shown separately below)	16,132	14,960
Selling, general and administrative expenses	5,353	4,752
Depreciation and amortization expense	1,427	1,247

Net operating income (loss)	2,391	(602)
Interest expense	—	6
Other (income) (including interest income of $250 and $151 for the three months ended September 30, 2010 and 2009)	(251)	(309)
Other expense	3	27

Net income (loss) before income taxes	2,639	(326)
Income tax expense	1,305	708

Net income (loss)	$1,334	$(1,034)

Income (loss) per common share:
Basic	$0.07	$(0.06)
Diluted	$0.07	$(0.06)
Weighted average common shares outstanding:
Basic	18,169,279	18,091,502
Diluted	18,264,632	18,091,502

GLOBAL TRAFFIC NETWORK, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	June 30,
	2010	2010
	(Unaudited)	(Unaudited)
ASSETS:
Current Assets:
Cash and cash equivalents	$27,409	$19,564
Accounts receivable net of allowance for doubtful accounts of $83 and $69 at September 30, 2010 and June 30, 2010	20,762	18,790
Prepaids and other current assets	1,899	1,989
Deferred tax assets	289	239

Total current assets	50,359	40,582

Property and equipment, net	6,954	6,693
Intangibles	13,013	13,013
Goodwill	4,476	4,257
Deferred tax assets	164	129
Other assets	413	414

Total assets	$75,379	$65,088

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable and accrued expenses	$15,008	$11,709
Deferred revenue	711	810
Income taxes payable	1,731	1,306

Total current liabilities	17,450	13,825
Deferred tax liabilities	2,957	2,747
Other liabilities	449	349

Total liabilities	20,856	16,921

Common stock, $.001 par value; 100,000,000 shares authorized; 18,466,824 shares issued and outstanding as of September 30, 2010 and 18,409,834 shares issued and outstanding as of June 30, 2010	18	18
Preferred stock, $.001 par value; 10,000,000 authorized; 0 issued and outstanding as of September 30, 2010 and June 30, 2010	—	—
Additional paid in capital	51,716	51,391
Accumulated other comprehensive income	5,086	389
Accumulated deficit	(2,297)	(3,631)

Total shareholders’ equity	54,523	48,167

Total liabilities and shareholders’ equity	$75,379	$65,088

GLOBAL TRAFFIC NETWORK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$1,334	$(1,034)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,427	1,247
Allowance for doubtful accounts	14	(15)
Non-cash compensation expense	325	318
Change in deferred taxes	40	(113)
Foreign currency translation income	—	(104)
Loss on disposal or write down of assets	—	24
Changes in assets and liabilities (net of effects from purchase of controlled entity):
Accounts receivable	(20)	718
Prepaid and other current assets and other assets	254	(320)
Accounts payable and accrued expenses and other liabilities	2,095	972
Deferred revenue	(181)	(285)
Income taxes payable	214	13

Net cash provided by operating activities	5,502	1,421

Cash flows from investing activities:
Purchase of property and equipment	(556)	(522)
Acquisition of business	—	(3,488)

Net cash used in investing activities	(556)	(4,010)

Cash flows from financing activities:
Repayment of long term debt	—	(82)

Net cash used in financing activities	—	(82)

Effect of exchange rate changes on cash and cash equivalents	2,899	1,520

Net increase (decrease) in cash and cash equivalents	7,845	(1,151)
Cash and cash equivalents at beginning of fiscal period	19,564	21,419

Cash and cash equivalents at end of fiscal period	$27,409	$20,268

Supplemental disclosures of cash flow information:
Cash paid during the fiscal period for:
Interest	$—	$6

Income taxes	$1,051	$806